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                                                                  Exhibit 5.1
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                 [Letterhead of Hale and Dorr LLP appears here]

                                                  March 31, 1997



BayCorp Holdings, Ltd.
Cocheo Falls Millworks
100 Main Street
Dover, NH 03820

Ladies and Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 600,000 shares of Common Stock, $.01 par value per share (the "Shares"), of BayCorp Holdings, Ltd., a Delaware corporation (the "Company"), issuable under the Company's 1996 Stock Option Plan (the "Plan").

      We have examined the Certificate of Incorporation and the By-Laws of the Company, and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Plan and the Shares, when issued against payment therefor in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  HALE AND DORR LLP